                                                                  Exhibit 99.1


[RGA logo]   Reinsurance Group
             of America, Incorporated(R)

                                            For further information, contact
                                            Jack B. Lay
                                            Senior Executive Vice President
                                            and Chief Financial Officer
                                            (636) 736-7000

FOR IMMEDIATE RELEASE
---------------------

          REINSURANCE GROUP OF AMERICA REPORTS THIRD-QUARTER RESULTS
          ----------------------------------------------------------

         ST. LOUIS, October 22, 2007 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the third quarter of $76.5 million, or $1.19 per diluted share, compared to $74.0 million, or $1.17 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 28 percent to $95.6 million, or $1.49 per diluted share, from $74.7 million, or $1.18 per diluted share, in the year-ago quarter. On a per share basis, operating income increased 26 percent. Third-quarter net premiums rose 14 percent, to $1,227.9 million, from $1,076.2 million a year ago. Net investment income totaled $190.5 million versus $183.4 million the year before.

         For the first nine months of 2007, net income totaled $230.2 million or $3.59 per diluted share, compared to $206.7 million, or $3.29 per diluted share, in the year-ago period. Operating income totaled $262.3 million, or $4.08 per diluted share, compared to $212.2 million, or $3.38 per diluted share, in the prior-year period, a 21 percent increase on a per share basis. Consolidated net premiums were up 13 percent, to $3,561.0 million from $3,145.2 million.

         A. Greig Woodring, president and chief executive officer, commented, "We reported solid earnings, with notably strong results in Canada and Asia Pacific more than offsetting slightly high claim levels in the Europe and South Africa operating segment. The U.S. segment reported pre-tax net income totaling $66.2 million for the quarter versus $84.8 million the year before. That decrease is primarily a result of a $13.8 million decrease, net of deferred acquisition costs, in the value of embedded derivatives due to the impact of widening credit spreads in the U.S. debt markets. Additionally, pre-tax net income includes $10.9 million in realized losses,

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primarily from the sales of investment securities as we refined duration on certain portfolios. Pre-tax operating income increased 6 percent to $89.9 million from $84.9 million the year before. Claim levels were within an expected range in the Traditional segment. Additionally, capital losses on securities sales within the funds withheld portfolios reduced net investment income within the Asset Intensive segment. Net premiums were up 7 percent to $691.9 million from $648.1 million in the prior-year quarter. On a year-to-date basis, net premiums have increased 8 percent.

         "Our Canada operations reported another strong quarter on favorable mortality, with pre-tax net income of $22.8 million compared to $13.5 million a year ago. Pre-tax operating income totaled $20.3 million, up substantially from $12.1 million a year ago. Net premiums increased 20 percent to $123.7 million from $103.3 million in the prior year. On a year-to-date basis, premiums are up 17 percent. Net premiums for the third quarter of 2007 were favorably affected by currency exchange rates relative to the prior year by approximately $8.4 million, as the Canadian dollar strengthened relative to the U.S. dollar. The impact of foreign currency fluctuations favorably affected pre-tax operating income by approximately $1.9 million.

         "Asia Pacific reported a good quarter as well with strong premium flow and favorable segment-wide claims experience. Pre-tax net income totaled $17.2 million compared with $20.4 million in the year-ago quarter while pre-tax operating income totaled $17.6 million compared with $20.4 million a year ago. The prior-quarter result was quite strong making for a challenging comparison. Net premiums increased 35 percent to $240.5 million from $178.5 million, with particularly strong premium flow in South Korea. Foreign currency fluctuations favorably affected net premiums and pre-tax operating income by approximately $13.6 million and $1.5 million, respectively.

         "Europe and South Africa experienced slightly high claim levels. Pre-tax net income totaled $11.7 million compared to $8.8 million a year ago and pre-tax operating income totaled $12.6 million versus $8.9 million last year, a period in which we experienced unfavorable mortality. Net premiums increased 17 percent to $170.8 million. Foreign currency exchange fluctuations favorably affected reported net premiums and pre-tax operating income by approximately $11.4 million and $1.4 million, respectively, due primarily to a relatively strong British pound and euro.

         "The Corporate and Other segment benefited by $9.4 million, pretax, primarily from the reversal of accrued interest expense associated with certain tax positions, as required under the

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accounting guidance commonly referred to as "FIN 48". Those tax positions were favorably resolved during the quarter. Additionally, our consolidated effective tax rate of 33.6 percent was below historical levels due to the resolution of these tax positions and various other tax accrual adjustments.
We would expect our effective tax rate to return to a more normal level in the fourth quarter."

         Woodring concluded, "We are pleased with the results for the quarter and the first nine months of the year. Each of our segments has performed very well on a year-to-date basis. The RGA franchise continues to be recognized as a preeminent player in the global life reinsurance market and we believe we are well positioned to take advantage of substantial growth opportunities in several international markets. Additionally, we believe we can enhance our already strong positions in the U.S. and Canadian markets through additional product offerings and increased market share."

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable November 28 to shareholders of record as of November 7.

         A conference call to discuss the company's third-quarter results will begin at 9 a.m. Eastern Time on Tuesday, October 23. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 9614741. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through October 30 at 888-203-1112 (domestic) or 719-457-0820, access code 9614741.

         Reinsurance Group of America, Incorporated, through its various operating subsidiaries, is among the largest global providers of life reinsurance. Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.2 trillion of life reinsurance in force, and assets of $21.1 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of

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Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.



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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
        Reconciliation of Net Income From Continuing Operations
                          to Operating Income
                         (Dollars in thousands)

(Unaudited)                     Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ----------------------------------------
                                  2007      2006     2007      2006
                                  ----      ----     ----      ----

GAAP net income-continuing
  operations                   $ 80,797  $ 75,574   $236,771 $209,943
Investment related losses, net    6,413       185     16,733    3,267
Change in value of embedded
  derivatives                    34,434    (2,776)    37,221    1,463
DAC offset for embedded
  derivatives and investment
  related (gains)/losses, net   (26,052)    1,706    (28,431)  (2,463)
                               ---------------------------------------

   Operating income            $ 95,592  $ 74,689   $262,294 $212,210




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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
    Reconciliation of Pre-tax Net Income From Continuing Operations
                      to Pre-tax Operating Income
                         (Dollars in thousands)

(Unaudited)                Three Months Ended September 30, 2007

                                 Investment    Change in
                        Pre-tax    related      value of     Pre-tax
                          net     (gains)       embedded    operating
                        income     losses,    derivatives,   income
                        (loss)       net           net       (loss)
                        -------  ----------   ------------  --------
U.S. Operations:
 Traditional           $ 75,288    $ 5,457        $    --   $ 80,745
 Asset Intensive        (13,478)     4,493(1)      13,812(2)   4,827
 Financial Reinsurance    4,342          2             --      4,344
                       ---------------------------------------------
  Total U.S.             66,152      9,952         13,812     89,916
Canada Operations        22,798     (2,480)            --     20,318
Europe & South Africa    11,689        863             --     12,552
Asia Pacific Operations  17,240        367             --     17,607
Corporate and Other       3,851       (247)            --      3,604
                       ---------------------------------------------
Consolidated           $121,730    $ 8,455        $13,812   $143,997
                       =============================================

(1) Asset Intensive is net of $(916)DAC offset.
(2) Asset Intensive is net of DAC offsets of $(39,163) included in change in deferred acquisition cost associated with change in value of embedded derivative.

  (Unaudited)              Three Months Ended September 30, 2006

                                 Investment    Change in
                        Pre-tax    related      value of     Pre-tax
                          net     (gains)/      embedded    operating
                        income     losses,    derivatives,   income
                        (loss)       net           net       (loss)
                        -------  ----------   ------------  --------
U.S. Operations:
 Traditional           $ 75,757    $   (200)     $    --    $ 75,557
 Asset Intensive          5,277       1,736(1)    (1,386)(2)   5,627
 Financial Reinsurance    3,768          (4)          --       3,764
                       ---------------------------------------------
  Total U.S.             84,802       1,532       (1,386)     84,948
Canada Operations        13,462      (1,312)          --      12,150
Europe & South Africa     8,813          91           --       8,904
Asia Pacific Operations  20,378          46           --      20,424
Corporate & Other        (9,886)       (387)          --     (10,273)
                       ---------------------------------------------
Consolidated           $117,569    $    (30)     $(1,386)   $116,153
                       =============================================

(1) Asset Intensive is net of $(262)DAC offset.
(2) Asset Intensive is net of DAC offsets of $2,886 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
    Reconciliation of Pre-tax Net Income From Continuing Operations
                      to Pre-tax Operating Income
             (Dollars in thousands, except per share data)

(Unaudited)                 Nine Months Ended September 30, 2007

                         Pre-tax Investment   Change in   Pre-tax
                           net     related     value of   operating
                         income   (gains)/     embedded    income
                         (loss)  losses, net  derivative   (loss)
                         ------  -----------  ----------   ------

U.S. Operations:
 Traditional            $240,397   $ 10,292      $    --   $250,689
 Asset Intensive          (4,905)     6,198(1)    14,662(2)  15,955
 Financial Reinsurance    10,052          9           --     10,061
                        -------------------------------------------
  Total U.S.             245,544     16,499       14,662    276,705
Canada Operations         62,034     (6,648)          --     55,386
Europe & South Africa     44,659      1,717           --     46,376
Asia Pacific Operations   43,181        937           --     44,118
Corporate & Other        (30,745)    11,568           --    (19,177)
                        -------------------------------------------
Consolidated            $364,673   $ 24,073      $14,662   $403,408
                        ===========================================

     (1) Asset Intensive is net of $(1,138)DAC offset.
     (2) Asset Intensive is net of DAC offsets of $(42,601)included in change in deferred acquisition cost associated with change in value of embedded derivative.


(Unaudited)                 Nine Months Ended September 30, 2006

                         Pre-tax Investment   Change in   Pre-tax
                           net     related     value of   operating
                         income   (gains)/     embedded    income
                         (loss)  losses, net  derivative   (loss)
                         ------  -----------  ----------   ------

U.S. Operations:
 Traditional            $212,487   $  3,535     $     --   $216,022
 Asset Intensive          12,284      6,391(1)       (88)(2) 18,587
 Financial Reinsurance    11,302         (4)          --     11,298
                        -------------------------------------------
  Total U.S.             236,073      9,922          (88)   245,907
Canada Operations         32,967     (3,307)          --     29,660
Europe & South Africa     40,879        238           --     41,117
Asia Pacific Operations   34,717        123           --     34,840
Corporate & Other        (21,433)    (3,362)          --    (24,795)
                        -------------------------------------------
Consolidated            $323,203   $  3,614     $    (88)  $326,729
                        ===========================================

     (1) Asset Intensive is net of $(1,451)DAC offset.
     (2) Asset Intensive is net of DAC offsets of $(2,339)included in change in deferred acquisition cost associated with change in value of embedded derivative.


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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
              Condensed Consolidated Statements of Income
                         (Dollars in thousands)

                         Three Months Ended       Nine Months Ended
(Unaudited)                September 30,            September 30,
---------------------------------------------------------------------
                           2007        2006       2007        2006
                           ----        ----       ----        ----

Revenues:
  Net premiums         $1,227,907  $1,076,191 $3,561,003  $3,145,236
  Investment income, net
    of related expenses   190,458     183,357    681,103     538,903
  Investment related
    losses, net            (9,138)       (125)   (24,714)     (4,807)
  Change in value of
    embedded derivatives  (52,975)      4,272    (57,263)     (2,251)
  Other revenues           22,089      18,788     61,637      47,035
                        ---------------------  ---------------------
     Total revenues     1,378,341   1,282,483  4,221,766   3,724,116

Benefits and expenses:
  Claims and other
    policy benefits     1,006,864     846,908  2,890,012   2,532,952
  Interest credited        30,475      43,582    205,193     149,843
  Policy acquisition
    costs and other
    insurance expenses    178,244     188,731    542,679     513,235
  Change in deferred
    acquisition cost
    associated with
    change in value of
    embedded derivatives  (39,163)      2,886    (42,601)     (2,339)
  Other operating expenses 57,284      54,568    169,325     146,925
  Interest expense          9,860      15,103     53,545      46,884
  Collateral finance
    facilities expense     13,047      13,136     38,940      13,413
                        ---------------------  ---------------------
     Total benefits
       and expenses     1,256,611   1,164,914  3,857,093   3,400,913
                        ---------------------  ---------------------

  Income from continuing
    operations before
    income taxes          121,730     117,569    364,673     323,203

     Provision for income
       taxes               40,932      41,995    127,901     113,260
                          -------------------  ---------------------


  Income from continuing
    operations             80,798      75,574    236,772     209,943

  Discontinued operations:
     Loss from discontinued
     accident and health
     operations, net of
     income taxes          (4,277)     (1,539)    (6,524)     (3,207)
                          -------------------  ---------------------


  Net income              $76,521     $74,035  $ 230,248  $  206,736
                          ===================  =====================


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        REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                Condensed Consolidated Statements of Income
                   (In thousands, except per share data)

                                  Three Months Ended   Nine Months Ended
     (Unaudited)                     September 30,        September 30,
--------------------------------------------------------------------------
                                     2007     2006        2007    2006
                                     ----     ----        ----    ----

     Earnings per share from
      continuing operations:
       Basic earnings per share    $  1.30  $  1.23     $  3.83  $  3.43
       Diluted earnings per share  $  1.26  $  1.20     $  3.69  $  3.34

     Diluted earnings before
       investment related gains/
       (losses), change in value
       of embedded derivatives,
       and related deferred
       acquisition costs           $  1.49  $  1.18     $  4.08  $  3.38

     Earnings per share from
      net income:
       Basic earnings per share    $  1.23  $  1.21     $  3.73  $  3.38
       Diluted earnings per share  $  1.19  $  1.17     $  3.59  $  3.29

     Weighted average number of
       common and common equivalent
       shares outstanding           64,212   63,105      64,218   62,811



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        REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Business Summary

                                                   At or For the
                                                 Nine Months Ended
 (Unaudited)                                       September 30,
----------------------------------------------------------------------
                                                2007          2006
                                                ----          ----

Gross life reinsurance in force (in billions)
   U.S.                                       $1,212.8      $1,145.7
   Canada                                     $  211.3      $  154.0
   Europe & South Africa                      $  370.9      $  324.8
   Asia Pacific                               $  358.6      $  274.6

Gross life reinsurance written (in billions)
   U.S.                                       $  120.9      $  132.7
   Canada                                     $   33.7      $   28.1
   Europe & South Africa                      $   42.2      $   91.2
   Asia Pacific                               $   27.7      $   27.6

Balance sheet information (in millions, except share and per share figures)

Consolidated cash and invested assets        $16,312.1     $14,351.3
   Invested asset book yield - trailing
    three months excluding funds withheld         6.00%         5.79%

Investment portfolio mix
   Cash and short-term investments                3.71%         2.05%
   Fixed maturity securities                     54.76%        57.77%
   Mortgage loans                                 5.07%         4.67%
   Policy loans                                   6.24%         6.72%
   Funds withheld at interest                    28.53%        27.26%
   Other invested assets                          1.69%         1.53%

Collateral finance facilities                 $  850.3      $  850.3
Short-term debt                               $   30.7      $   28.1
Long-term debt                                $  896.0      $  674.7
Company-obligated mandatorily
   redeemable preferred securities
    of subsidiary                             $  158.8      $  158.7

Total stockholders' equity                    $3,040.0      $2,775.0
Less: Accumulated other comprehensive
   income "AOCI"*                                444.4         480.3
                                              --------      --------
Total stockholders' equity, before
   impact of AOCI*                            $2,595.6      $2,294.7

Treasury shares                              1,129,184     1,761,365
Common shares outstanding                   61,999,089    61,366,908
Book value per share outstanding              $  49.03      $  45.22
Book value per share outstanding, before
   impact of AOCI*                            $  41.86      $  37.39


* Book value per share outstanding and total stockholders' equity, before impact of AOCI, are non-GAAP financial measures that management believes are important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. Operations
(Unaudited)             (Dollars in thousands)
                          Three Months Ended September 30, 2007
                                       Asset-    Financial    Total
Revenues:               Traditional  Intensive  Reinsurance    U.S.
                        -----------  ---------  -----------  ------
Net premiums            $  690,388   $   1,555     $    --  $691,943
Investment income, net
 of related expenses        89,221      28,870          (9)  118,082
Investment related
 losses, net                (5,457)     (5,409)         (2)  (10,868)
Change in value of
 embedded derivatives           --     (52,975)         --   (52,975)
Other revenues                 242      11,095       7,205    18,542
                        --------------------------------------------
  Total revenues           774,394     (16,864)      7,194   764,724
Benefits and expenses:
Claims and other
 policy benefits           572,871       2,280          --   575,151
Interest credited           14,845      15,457          --    30,302
Policy acquisition costs
 and other insurance
 expenses                   99,759      16,283       1,831   117,873
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives        --     (39,163)         --   (39,163)
Other operating expenses    11,631       1,757       1,021    14,409
                        --------------------------------------------
  Total benefits
   and expenses            699,106      (3,386)      2,852   698,572
  Income/(loss)before
    income taxes        $   75,288   $ (13,478)    $ 4,342  $ 66,152
                        ==========   =========     =======  ========

(Unaudited)                Three Months Ended September 30, 2006
                                       Asset-    Financial    Total
Revenues:               Traditional  Intensive  Reinsurance    U.S.
                        -----------  ---------  -----------  ------
Net premiums            $  646,529   $   1,559    $     --  $648,088
Investment income, net
 of related expenses        76,900      48,473          (7)  125,366
Investment related
 gains/(losses), net           200      (1,998)          4    (1,794)
Change in value of
 embedded derivatives           --       4,272          --     4,272
Other revenues                 271       7,263       7,584    15,118
                        --------------------------------------------
  Total revenues           723,900      59,569       7,581   791,050
Benefits and expenses:
Claims and other
 policy benefits           514,259       1,069           3   515,331
Interest credited           12,337      30,824          --    43,161
Policy acquisition costs
 and other insurance
 expenses                  109,213      17,644       2,392   129,249
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives        --       2,886          --     2,886
Other operating expenses    12,334       1,869       1,418    15,621
                        --------------------------------------------
  Total benefits
   and expenses            648,143      54,292       3,813   706,248
  Income before
    income taxes        $   75,757   $   5,277    $  3,768  $ 84,802
                        ==========   =========    ========  ========

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. Operations
                        (Dollars in thousands)
(Unaudited)                Nine Months Ended September 30, 2007
                                      Asset-    Financial      Total
Revenues:              Traditional  Intensive  Reinsurance      U.S.
                       -----------  ---------  -----------    ------
Net premiums          $ 2,078,560   $   4,779   $     --  $2,083,339
Investment income, net
 of related expenses      261,300     214,141        110     475,551
Investment related
 losses, net              (10,292)     (7,336)        (9)    (17,637)
Change in value of
 embedded derivatives          --     (57,263)        --     (57,263)
Other revenues                648      28,209     18,940      47,797
                      ----------------------------------------------
  Total revenues        2,330,216     182,530     19,041   2,531,787
Benefits and expenses:
Claims and other
 policy benefits        1,710,076       6,250          1   1,716,327
Interest credited          43,694     159,939         --     203,633
Policy acquisition
 costs and other
 insurance expenses       300,946      58,764      6,026     365,736
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives          --     (42,601)        --     (42,601)
Other operating expenses   35,103       5,083      2,962      43,148
                         -------------------------------------------
  Total benefits and
   expenses             2,089,819     187,435      8,989   2,286,243
  Income/(loss)before
    income taxes      $   240,397   $  (4,905)  $ 10,052  $  245,544
                      ===========   =========   ========  ==========

(Unaudited)                Nine Months Ended September 30, 2006
                                      Asset-    Financial      Total
Revenues:              Traditional  Intensive  Reinsurance      U.S.
                       -----------  ---------  -----------    ------
Net premiums          $ 1,920,667   $   4,638   $     --  $1,925,305
Investment income, net
 of related expenses      222,599     167,794       (162)    390,231
Investment related
 gains/(losses), net       (3,535)     (7,842)         4     (11,373)
Change in value of
 embedded derivatives          --      (2,251)        --      (2,251)
Other revenues                227      14,460     22,390      37,077
                      ----------------------------------------------
  Total revenues        2,139,958     176,799     22,232   2,338,989
Benefits and expenses:
Claims and other
 policy benefits        1,568,045         927          4   1,568,976
Interest credited          35,620     112,291         --     147,911
Policy acquisition
 costs and other
 insurance expenses       292,614      48,578      7,052     348,244
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives          --      (2,339)        --      (2,339)
Other operating expenses   31,192       5,058      3,874      40,124
                      ----------------------------------------------
  Total benefits and
   expenses             1,927,471     164,515     10,930   2,102,916
  Income before
    income taxes      $   212,487   $  12,284   $ 11,302  $  236,073
                      ===========   =========   ========  ==========

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

Add Thirteen

      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                           Canada Operations
                        (Dollars in thousands)


                                                   Three Months Ended
(Unaudited)                                           September 30,
---------------------------------------------------------------------
                                                     2007        2006
                                                     ----        ----

Revenues:
  Net premiums                                  $ 123,676    $103,316
  Investment income, net of related expenses       31,057      27,578
  Investment related gains, net                     2,713       1,419
  Other revenues                                        1        (452)
                                                 --------    --------
    Total revenues                                157,447     131,861

Benefits and expenses:
  Claims and other policy benefits                106,416      95,854
  Interest credited                                   170         211
  Policy acquisition costs and other
    insurance expenses                             23,118      18,146
  Other operating expenses                          4,945       4,188
                                                 --------    --------
    Total benefits and expenses                   134,649     118,399

    Income before income taxes                   $ 22,798    $ 13,462
                                                 ========    ========



                                                    Nine Months Ended
(Unaudited)                                           September 30,
---------------------------------------------------------------------
                                                     2007        2006
                                                     ----        ----

Revenues:
  Net premiums                                   $345,748    $294,838
  Investment income, net of related expenses       89,852      78,881
  Investment related gains, net                     7,145       3,565
  Other revenues                                      180         315
                                                 --------    --------
    Total revenues                                442,925     377,599

Benefits and expenses:
  Claims and other policy benefits                303,231     280,382
  Interest credited                                   541         623
  Policy acquisition costs and other
    insurance expenses                             62,937      51,735
  Other operating expenses                         14,182      11,892
                                                 --------    --------
    Total benefits and expenses                   380,891     344,632

    Income before income taxes                   $ 62,034    $ 32,967
                                                 ========    ========





                                   - more -

Add Fourteen

      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                         Europe & South Africa
                        (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                          September 30,
--------------------------------------------------------------------
                                                    2007        2006
                                                    ----        ----

Revenues:
  Net premiums                                  $170,774    $145,769
  Investment income, net of related expenses       5,569       4,210
  Investment related losses, net                    (863)        (91)
  Other revenues                                     (43)        206
                                                --------   ---------
    Total revenues                               175,437     150,094

Benefits and expenses:
  Claims and other policy benefits               127,281     101,492
  Interest credited                                    3         133
  Policy acquisition costs and other
    insurance expenses                            22,592      28,110
  Other operating expenses                        13,872      11,546
                                                --------    --------
    Total benefits and expenses                  163,748     141,281

    Income before income taxes                  $ 11,689    $  8,813
                                                ========    ========



                                                   Nine Months Ended
(Unaudited)                                          September 30,
--------------------------------------------------------------------
                                                    2007        2006
                                                    ----        ----

Revenues:
  Net premiums                                  $503,366    $436,993
  Investment income, net of related expenses      18,446      11,475
  Investment related losses, net                  (1,717)       (238)
  Other revenues                                      61         119
                                                --------    --------
    Total revenues                               520,156     448,349

Benefits and expenses:
  Claims and other policy benefits               370,263     308,172
  Interest credited                                1,019         479
  Policy acquisition costs and other
    insurance expenses                            65,781      69,188
  Other operating expenses                        38,434      29,631
                                                --------    --------
    Total benefits and expenses                  475,497     407,470

    Income before income taxes                  $ 44,659    $ 40,879
                                                ========    ========







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

Add Fifteen

      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             Asia Pacific
                        (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                          September 30,
--------------------------------------------------------------------
                                                     2007       2006
                                                     ----       ----

Revenues:
  Net premiums                                   $240,476   $178,550
  Investment income, net of related expenses        9,134      7,036
  Investment related losses, net                     (367)       (46)
  Other revenues                                    2,105      1,243
                                                 --------   --------
    Total revenues                                251,348    186,783

Benefits and expenses:
  Claims and other policy benefits                197,827    134,177
  Policy acquisition costs and other
    insurance expenses                             22,833     20,658
  Other operating expenses                         13,448     11,570
                                                 --------   --------
    Total benefits and expenses                   234,108    166,405

    Income before income taxes                   $ 17,240   $ 20,378
                                                 ========   ========


                                                   Nine Months Ended
(Unaudited)                                          September 30,
--------------------------------------------------------------------
                                                     2007       2006
                                                     ----       ----

Revenues:
  Net premiums                                   $626,285   $486,615
  Investment income, net of related expenses       26,407     20,354
  Investment related losses, net                     (937)      (123)
  Other revenues                                    6,515      4,734
                                                 ---------  --------
    Total revenues                                658,270    511,580

Benefits and expenses:
  Claims and other policy benefits                499,974    376,399
  Policy acquisition costs and other
    insurance expenses                             75,620     70,230
  Other operating expenses                         39,495     30,234
                                                 --------   --------
    Total benefits and expenses                   615,089    476,863

    Income before income taxes                   $ 43,181   $ 34,717
                                                 ========   ========








                                   - more -

Add Sixteen

      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          Corporate and Other
                        (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                         September 30,
--------------------------------------------------------------------
                                                     2007       2006
                                                     ----       ----

Revenues:
  Net premiums                                   $  1,038   $    468
  Investment income, net of related expenses       26,616     19,167
  Investment related gains, net                       247        387
  Other revenues                                    1,484      2,673
                                                 --------   --------
    Total revenues                                 29,385     22,695

Benefits and expenses:
  Claims and other policy benefits                    189         54
  Interest credited                                    --         77
  Policy acquisition costs and other
    insurance expenses                             (8,172)    (7,432)
  Other operating expenses                         10,610     11,643
  Interest expense                                  9,860     15,103
  Collateral finance facilities expense            13,047     13,136
                                                 --------   --------
    Total benefits and expenses                    25,534     32,581

    Income/(loss) before income taxes            $  3,851   $ (9,886)
                                                 ========   ========



                                                   Nine Months Ended
(Unaudited)                                          September 30,
--------------------------------------------------------------------
                                                     2007       2006
                                                     ----       ----

Revenues:
  Net premiums                                   $  2,265   $  1,485
  Investment income, net of related expenses       70,847     37,962
  Investment related gains/(losses), net          (11,568)     3,362
  Other revenues                                    7,084      4,790
                                                 --------   --------
    Total revenues                                 68,628     47,599

Benefits and expenses:
  Claims and other policy benefits                    217       (977)
  Interest credited                                    --        830
  Policy acquisition costs and other
    insurance expenses                            (27,395)   (26,162)
  Other operating expenses                         34,066     35,044
  Interest expense                                 53,545     46,884
  Collateral finance facilities expense            38,940     13,413
                                                 --------   --------
    Total benefits and expenses                    99,373     69,032

    Loss before income taxes                     $(30,745)  $(21,433)
                                                 ========   ========






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